Exhibit 99.1
Financial Contact:     James S. Gulmi (615) 367-8325
Media Contact:          Claire S. McCall (615) 367-8283
GENESCO REPORTS THIRD QUARTER FISCAL 2009 RESULTS
—Company Reports Earnings of $0.43 Per Share
Before Discontinued Operations—
NASHVILLE, Tenn., Nov. 25, 2008 -Genesco Inc. (NYSE: GCO) reported earnings from continuing operations of $9.5 million, or $0.43 per diluted share, for the third quarter ended November 1, 2008. These results include $2.5 million of restructuring charges and merger-related expenses, offset by an approximately equivalent after-tax amount of favorable adjustment to the Company’s provision for income taxes. In the third quarter last year, the Company reported earnings from continuing operations of $5.6 million, or $0.23 per diluted share. Last year’s results included $6.2 million of merger-related and restructuring expenses. Adjusting for these items, earnings from continuing operations would have been $10.0 million, or $0.39 per diluted share, in the third quarter last year.
     Because of the magnitude of the merger-related expenses in last year’s results and for consistency with this year’s previously announced results and earnings expectations, which excluded the listed items, the Company believes that disclosure of earnings from continuing operations adjusted for these items will be useful to investors. A reconciliation of the adjusted financial measures to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included on Schedule B to this press release.
     Net sales for the third quarter of fiscal 2009 increased by 5% to $390 million, compared to net sales for the third quarter of the previous year of $372 million. Comparable store sales for the Company increased 2%.
Third Quarter Business Unit Performance
     Genesco President and Chief Executive Officer Robert J. Dennis said, “Our third quarter results reflect solid performances at Journeys, Hat World and Dockers, partially offset by challenges at Johnston & Murphy.”
     “Net sales in the Journeys Group grew 10% from the prior year period to $201 million. Same store sales for the Journeys Group were up 5% for the quarter and same store sales in the Journeys stores were up 4%, compared to a 3% decline last year. Footwear unit comps in Journeys rose 2% and average selling price increased 4% in the quarter. The solid results were driven by continued strength in Journeys’ skate and women’s boot business.

     “Net sales in the Hat World Group increased 6% from the prior year period to approximately $93 million and same store sales increased 2% in the third quarter, with urban stores up 4% and non-urban stores up 2%. Core and fashion Major League Baseball performed well and action brands were also very strong. Hat World once again generated significant operating margin expansion in the quarter.
     “Net sales for the Underground Station Group were $24 million for the third quarter. Same store sales increased 1% from the prior year period and footwear unit comps rose 10%. Despite the modest comp gain, Underground Station essentially met its profit expectations due to better than expected gross margins driven by changes in product mix.
     “Johnston & Murphy Group’s net sales were approximately $42 million, with wholesale sales down 2% from the third quarter last year. Same store sales for the Johnston & Murphy shops declined 16% from the prior year period. Johnston & Murphy’s business continues to be negatively affected by the economic climate.
     “Third quarter sales of Licensed Brands increased 3% from the third quarter last year to approximately $30 million. Dockers® Footwear sales increased 11% during the quarter driven by a solid performance in the moderate and specialty footwear chains and a positive response to a new product line.”
Fiscal 2009 Outlook
     As previously reported, based on a same store sales range of negative 1% to negative 4% for the fourth quarter, the Company expects to report earnings per diluted share in the range of $1.06 to $1.20 for the fourth quarter (calculated on the same basis as the Company’s previous annual guidance and reconciled to U.S. GAAP on Schedule C).
Cautionary Note Concerning Forward-Looking Statements
     This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses, and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, continuing weakness in the consumer economy, fashion trends that affect the sales or product margins of the Company’s retail product offerings, inability of customers to obtain credit, changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons, changes in buying patterns by significant wholesale customers, bankruptcies or deterioration in financial condition of significant wholesale customers, disruptions in product supply or distribution, further unfavorable trends in fuel costs, foreign exchange rates, foreign labor and materials costs, and other factors affecting the cost of products, and competition in the Company’s markets. Additional factors that could affect the Company’s prospects and cause differences from expectations include the ability to

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open, staff and support additional retail stores on schedule and at acceptable expense levels and to renew leases in existing stores on schedule and at acceptable expense levels, the ability to negotiate acceptable lease terminations and otherwise to execute the previously announced store closing plans on schedule and at expected expense levels, unexpected changes to the market for our shares, the impact of any future stock repurchases, variations from expected pension-related charges caused by conditions in the financial markets, and the outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere, in our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.
Conference Call
     The Company’s live conference call on November 25, 2008, at 7:30 a.m. (Central time) may be accessed through the Company’s internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.
About Genesco Inc.
     Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,225 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters and Cap Connection, and on internet websites
www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.undergroundstation.com, www.johnstonmurphy.com, www.dockersshoes.com, and www.lids.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.

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GENESCO INC.
Consolidated Earnings Summary

	Three Months Ended		Nine Months Ended
	November 1,	November 3,	November 1,	November 3,
In Thousands	2008	2007	2008	2007

Net sales	$389,767	$372,496	$1,099,840	$1,035,124
Cost of sales	191,853	184,445	539,207	511,610
Selling and administrative expenses	179,365	174,194	532,831	499,326
Restructuring and other, net	2,284	56	(196,293)	6,809

Earnings from operations	16,265	13,801	224,095	17,379
Interest expense, net	2,480	3,504	6,797	8,906

Earnings before income taxes from continuing operations	13,785	10,297	217,298	8,473

Income tax expense	4,322	4,687	82,872	3,600

Earnings from continuing operations	9,463	5,610	134,426	4,873

Provision for discontinued operations	(25)	(10)	(5,479)	(1,235)

Net Earnings	$9,438	$5,600	$128,947	$3,638

Earnings Per Share Information

	Three Months Ended		Nine Months Ended
	November 1,	November 3,	November 1,	November 3,
In Thousands (except per share amounts)	2008	2007	2008	2007

Preferred dividend requirements	$49	$49	$148	$167

Average common shares — Basic EPS	18,638	22,454	19,401	22,420

Basic earnings per share:
Before discontinued operations	$0.51	$0.25	$6.92	$0.21
Net earnings	$0.50	$0.25	$6.64	$0.15

Average common and common equivalent shares — Diluted EPS	23,375	26,918	24,170	22,994

Diluted earnings per share:
Before discontinued operations	$0.43	$0.23	$5.64	$0.20
Net earnings	$0.43	$0.23	$5.41	$0.15

GENESCO INC.
Consolidated Earnings Summary

	Three Months Ended		Nine Months Ended
	November 1,	November 3,	November 1,	November 3,
In Thousands	2008	2007	2008	2007

Sales:
Journeys Group	$200,745	$182,587	$530,467	$486,599
Underground Station Group	24,266	26,792	76,867	81,122
Hat World Group	93,131	87,815	283,037	257,119
Johnston & Murphy Group	41,785	46,403	132,370	138,354
Licensed Brands	29,649	28,769	76,542	71,357
Corporate and Other	191	130	557	573

Net Sales	$389,767	$372,496	$1,099,840	$1,035,124

Operating Income (Loss):
Journeys Group	$16,901	$15,336	$24,587	$27,136
Underground Station Group	(2,234)	(2,930)	(6,253)	(9,991)
Hat World Group	6,721	4,639	21,900	14,709
Johnston & Murphy Group	1,525	4,377	8,202	12,459
Licensed Brands	3,892	4,019	9,538	9,193
Corporate and Other*	(10,540)	(11,640)	166,121	(36,127)

Earnings from operations	16,265	13,801	224,095	17,379
Interest, net	2,480	3,504	6,797	8,906

Earnings before income taxes from continuing operations	13,785	10,297	217,298	8,473
Income tax expense	4,322	4,687	82,872	3,600

Earnings from continuing operations	9,463	5,610	134,426	4,873
Provision for discontinued operations	(25)	(10)	(5,479)	(1,235)

Net Earnings	$9,438	$5,600	$128,947	$3,638

*	Includes $2.3 million of other charges in the third quarter of Fiscal 2009 which includes $1.9 million in asset impairments and $0.4 million for lease terminations and includes $196.3 million credit in the first nine months of Fiscal 2009 of which $204.1 million were proceeds as a result of the settlement of merger-related litigation with The Finish Line and its investment bankers offset by $5.5 million in asset impairments, $1.2 million for lease terminations and $1.1 million for other legal matters. The third quarter and nine months of Fiscal 2009 also includes $0.2 million and $7.8 million, respectively, of merger-related expenses.

Includes $0.1 million of other charges in the third quarter of Fiscal 2008 for asset impairments and includes $6.8 million of other charges in the first nine months of Fiscal 2008 of which $6.8 million is asset impairments and $0.3 million for lease terminations offset by $0.3 million in excise tax refunds. The third quarter and nine months of Fiscal 2008 also includes $6.1 million and $11.6 million, respectively, of merger-related expenses.

GENESCO INC.
Consolidated Balance Sheet

	November 1,	November 3,
In Thousands	2008	2007

Assets
Cash and cash equivalents	$16,000	$17,980
Accounts receivable	30,727	29,213
Inventories	379,614	395,965
Other current assets	42,631	52,716

Total current assets	468,972	495,874

Property and equipment	245,364	250,020
Other non-current assets	177,525	171,524

Total Assets	$891,861	$917,418

Liabilities and Shareholders’ Equity
Accounts payable	$153,043	$138,844
Other current liabilities	77,098	62,068

Total current liabilities	230,141	200,912

Long-term debt	135,920	215,220
Other long-term liabilities	89,897	89,767
Shareholders’ equity	435,903	411,519

Total Liabilities and Shareholders’ Equity	$891,861	$917,418

GENESCO INC.
Retail Units Operated — Nine Months Ended November 1, 2008

	Balance				Balance				Balance
	02/03/07	Open	Conv	Close	02/02/08	Open	Conv	Close	11/01/08

Journeys Group	853	118	0	4	967	43	0	2	1,008
Journeys	768	41	0	4	805	15	0	2	818
Journeys Kidz	73	42	0	0	115	22	0	0	137
Shi by Journeys	12	35	0	0	47	6	0	0	53
Underground Station Group	223	2	0	33	192	0	0	8	184
Hat World Group	785	98	0	21	862	30	0	13	879
Johnston & Murphy Group	148	11	0	5	154	6	0	3	157
Shops	109	8	0	4	113	4	0	3	114
Factory Outlets	39	3	0	1	41	2	0	0	43

Total Retail Units	2,009	229	0	63	2,175	79	0	26	2,228

Retail Units Operated — Three Months Ended November 1, 2008

	Balance				Balance
	08/02/08	Open	Conv	Close	11/01/08

Journeys Group	993	15	0	0	1,008
Journeys	813	5	0	0	818
Journeys Kidz	128	9	0	0	137
Shi by Journeys	52	1	0	0	53
Underground Station Group	185	0	0	1	184
Hat World Group	869	14	0	4	879
Johnston & Murphy Group	155	3	0	1	157
Shops	112	3	0	1	114
Factory Outlets	43	0	0	0	43

Total Retail Units	2,202	32	0	6	2,228

Constant Store Sales

	Three Months Ended		Nine Months Ended
	November 1,	November 3,	November 1,	November 3,
	2008	2007	2008	2007

Journeys Group	5%	-3%	3%	-2%
Underground Station Group	1%	-19%	7%	-21%
Hat World Group	2%	2%	4%	-1%
Johnston & Murphy Group	-15%	2%	-7%	3%
Shops	-16%	3%	-7%	4%
Factory Outlets	-10%	-2%	-7%	3%

Total Constant Store Sales	2%	-3%	2%	-4%

Schedule B
Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Three Months Ended November 1, 2008 and November 3, 2007

	3 mos	Impact	3 mos	Impact
In Thousands (except per share amounts)	Nov 1, 2008	on EPS	Nov 3, 2007	on EPS

Earnings from continuing operations, as reported	$9,463	$0.43	$5,610	$0.23

Adjustments: (1)
Merger-related expenses	141	—	3,698	0.14
Impairment & lease termination charges	1,356	0.06	52	0.00
Other legal matters	7	—	—	—
(Higher)/lower effective tax rate	(1,463)	(0.06)	599	0.02

Adjusted earnings from continuing operations (2)	$9,504	$0.43	$9,959	$0.39

(1)	All adjustments are net of tax. The tax rate for the third quarter of Fiscal 2009 before the impact of the settlement of merger-related litigation and deductibility of prior year merger-related expenses and a positive adjustment of $1.2 million of a previously accrued FIN 48 item is 40.8% excluding a FIN 48 discreet item of $73,000. The tax rate for the third quarter of Fiscal 2008 is 39.7%.

(2)	Reflects 23.4 million share count which includes convertible shares and common stock equivalents.
The Company believes that disclosure of earnings and earnings per share from continuing operations on a pro forma basis adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, in light of the impact of changes in effective tax rates and other items not reflected in those expectations.

Schedule C
Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fourth Quarter Ending January 31, 2009

	High Guidance		Low Guidance
In Thousands (except per share amounts)	Fiscal 2009		Fiscal 2009

Forecasted earnings from continuing operations	$26,654	$1.15	$23,303	$1.01

Adjustments: (1)
Impairment and lease termination charges	1,892	0.08	1,892	0.08
Lower effective tax rate	(791)	(0.03)	(791)	(0.03)

Adjusted forecasted earnings from continuing operations (2)	$27,755	$1.20	$24,404	$1.06

(1)	All adjustments are net of tax. The tax rate for Fiscal 2009 before the impact of the settlement of merger-related litigation and deductibility of prior year merger-related expenses is 40.8% excluding FIN 48 discreet items of $62,000.

(2)	Reflects 23.6 million share count which includes convertible shares and common stock equivalents.
This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.

Schedule C
Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Genesco Inc.

	High Guidance		Low Guidance
In Thousands (except per share amounts)	Fiscal 2009		Fiscal 2009

Forecasted earnings from continuing operations	$161,083	$6.80	$157,943	$6.67

Adjustments: (1)
Settlement of merger-related litigation	(120,812)	(5.03)	(120,812)	(5.03)
Merger-related expenses	4,627	0.19	4,627	0.19
Impairment and lease termination charges	5,898	0.25	5,898	0.25
Other legal matters	639	0.03	639	0.03
Lower effective tax rate	(6,789)	(0.28)	(6,789)	(0.28)

Adjusted forecasted earnings from continuing operations	$44,646	$1.96	$41,506	$1.83

(1)	All adjustments are net of tax. The tax rate for Fiscal 2009 before the impact of the settlement of merger-related litigation and deductibility of prior year merger-related expenses and a positive adjustment of $1.2 million of a previously accrued FIN 48 item is 40.8% excluding FIN 48 discreet items of $288,000.
This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.